Exhibit 10.3
NOTICE OF GRANT OF STOCK OPTIONS AND AWARD AGREEMENT
CAPITOL BANCORP LIMITED
One Business & Trade Center
200 Washington Square North
Lansing, MI 48933

Name:	Option Number:
Address:	Plan: 2007 Equity Incentive Plan
City, State, Zip:	ID:
     Effective                      (the “Date of Grant”), you have been granted a Non-Qualified Stock Option to buy                     Shares of Capitol Bancorp Limited (the “Company”) stock at $                     per Share. This Option shall expire on                      (the “Expiration Date”).
     The total Option price of the Shares granted is $                    .
     Shares in each period will become fully vested on the date shown, subject to Participant continuing to be a Service Provider through each such date :

Shares	Vest Type	Full Vest	Expiration
     By your signature and the Company’s signature below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s 2007 Equity Incentive Plan and the Award Agreement, all of which are attached and made a part of this document.

Capitol Bancorp Limited	Date

Participant Name	Date

NONSTATUTORY STOCK OPTION
     Capitol Bancorp Limited (the “Company”), pursuant to its 2007 Equity Incentive Plan (the “Plan”), has granted to Participant an Option to purchase shares of the Common Stock of the Company (“Shares”). This Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s Service Providers. Defined terms not explicitly defined in this agreement shall have the same definitions as in the Plan or in the Notice of Grant of Stock Options and Award Agreement (“Notice of Grant”), to which this agreement is attached.
     The details of your Option are as follows:
     1. Total Number of Shares Subject to this Option. The total number of Shares subject to this Option is set forth in the Notice of Grant.
     2. Vesting. Subject to the limitations contained herein, the Shares will vest (become exercisable) as set forth in the Notice of Grant until either (i) you cease to be a Service Provider for any reason, or (ii) this Option becomes fully vested.
     3. Option Price and Method of Payment.
          (a) Option Price. The Option Price per Share is the price set forth in the Notice of Grant, such price being not less than one hundred percent (100%) of the fair market value of the Common Stock on the Date of Grant of this Option.
          (b) Method of Payment. Payment of the Option Price per Share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by Applicable Laws, to make payment of the Option Price under one of the following alternatives:
          (i) Payment of the Option Price per Share in cash (including check) at the time of exercise;
          (ii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already owned Shares, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

          (iii) Consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
          (iv) Payment by a combination of the methods of payment permitted by Section 3(b)(i), (ii), and (iii) above.
     4. Whole Shares. This Option may only be exercised for whole Shares.
     5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Shares issuable upon exercise of this Option are then registered under the Securities Act of 1933 (the “Securities Act”) or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.
     6. Term. The term of this Option commences on the Date of Grant and expires on the Expiration Date, unless this Option expires sooner as set forth below or in the Plan. In no event may this Option be exercised on or after the Expiration Date. This Option shall terminate prior to the Expiration Date as follows: three (3) months after your termination as a Service Provider unless one of the following circumstances exists:
          (a) Your termination as a Service Provider is due to your Disability. This Option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination.
          (b) Your termination as a Service Provider is due to your death. This Option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.
          (c) Your termination as a Service Provider is due to Cause. This Option will then expire on the date of such termination.
          (d) If during any part of such three (3)-month period you may not exercise your Option solely because of the condition set forth in Section 5 above, then your Option will not expire until the earlier of the Expiration Date set forth above or until this Option shall have been exercisable for an aggregate period of three (3) months after your termination as a Service Provider.
          (e) If your exercise of the Option within three (3) months after your termination as a Service Provider of the Company or of an Affiliate would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then your Option will expire on the earlier of (i) the Expiration Date set forth above, or (ii) the tenth (10th) day after the last date upon which exercise would result in such liability.

          However, this Option may be exercised following your termination as a Service Provider only as to that number of Shares as to which it was exercisable on the date of termination under the provisions of Section 2 of this Option.
     7. Exercise.
          (a) This Option may be exercised, to the extent specified above, by delivering a Notice of Exercise (in the form attached or otherwise designated by the Company) together with the Option Price, to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.
          (b) By exercising this Option you agree that, as a precondition to the completion of any exercise, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise. You also agree that the exercise of this Option has not been completed and that the Company is under no obligation to issue any Shares to you until such an arrangement is established or the Company’s tax withholding obligations are satisfied, as determined by the Company.
     8. Transferability.
          (a) This Option is not transferable, except by will or by the laws of descent and distribution and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this Option.
          (b) Notwithstanding the foregoing, this Option may be transferred by you, in whole or in part, to:
          (i) your spouse, children or grandchildren (including adopted children and stepchildren and step-grandchildren) (the “Immediate Family”);
          (ii) a trust solely for your benefit and your Immediate Family; or
          (iii) a partnership or limited liability company whose only partners or members are you and your Immediate Family ,
(each transferee described in this Section is hereafter referred to as a “Permitted Transferee”), provided that the Committee (or designees thereof) is notified in advance in writing of the terms and conditions of any proposed transfer and the Committee (or designees thereof) determines that the proposed transfer complies with the requirements of the Plan and this Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify pursuant to the terms above shall be void and unenforceable against the Company. If such a transfer occurs, the shares issued upon exercise of the transferred Option shall be certificated and shall bear a restrictive legend that notes that the subject shares are not registered with the Securities and Exchange Commission.
          (c) The terms of this agreement (including, without limitation, Section 6(b) relating to termination as a result of death) shall apply to your beneficiaries, executors and administrators and your Permitted Transferees (including the beneficiaries, executors and administrators of the Permitted Transferees), including the right to agree to any amendment of the applicable Award Agreement, except that Permitted Transferees shall not transfer any Option other than by will or by the laws of descent and distribution.
          (d) An Option shall be exercised only by you (or your attorney in fact or guardian) (including in the case of a transferred Option, by a Permitted Transferee), or, in the case of your death, by the your executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Permitted Transferee), and no Shares shall be issued by the Company unless the exercise of an Option is accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements satisfactory to the Committee to provide such payment.
     9. Option Not a Service Contract. This Option is not a guarantee of continued service and nothing in this Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in this Option shall obligate the Company or any Affiliate, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Service Provider for the Company or Affiliate.
     10. Notices. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.
     11. Governing Plan Document. This Option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Option and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

NOTICE OF EXERCISE
Capitol Bancorp Limited
Attn: Equity Incentive Plan Administrator
One Business & Trade Center
200 Washington Square North
Lansing, MI 48933
     I,                     , elect to exercise the following Capitol Bancorp Limited stock option(s):

Number of
Grant	Grant	Type of	Shares to be	Exercise Price	Aggregate
Number:	Date:	Option:	Exercised:	Per Share:	Exercise Price:

TYPE OF EXERCISE:

☐	CASH(1)	☐	CASHLESS (Sale of underlying shares of option to pay exercise price)			☐	STOCK(1)(2) (Use already- held shares to pay exercise price) Attach Share Attestation Form
		☐	Sell shares	☐	Sell all shares listed above
BROKER INFORMATION (if applicable):

Firm:	DTC #	Account #
Contact Person:	Phone:	Fax:
☐ I authorize my broker to pay Capitol Bancorp Limited the aggregate exercise price. For non-qualified (NQ) shares, I also authorize my broker to pay                      Bank for the applicable taxes owed.
DELIVERY INSTRUCTIONS:

☐ Mail certificate to my home address.	☐ Deliver electronically to my Broker.
     I will (i) provide any additional documents you require pursuant to the terms of the Award Agreement, (ii) pay any withholding taxes resulting from exercise of a NQ stock option, and (iii) notify you in writing within fifteen (15) days after any disposition of shares issued under an incentive stock option (ISO) that occurs within two (2) years after the grant date or one (1) year after the exercise date.

Very truly yours,

SS#:
Signed
Telephone:
Address

Date:
(1) The Effective Date of cash and stock exercises is the day cash, stock, or the Share Attestation Form is received by the Equity Incentive Plan Administrator, unless otherwise notified by the Equity Incentive Plan Administrator as a result of insider trading restrictions. If delivery is made by US Mail (or overnight courier) the Effective Date is the postmark date (or pick-up date). The value of shares remitted for stock transactions is based on the closing stock price on the Effective Date.
(2) Attested shares must meet certain requirements.

SHARE ATTESTATION FORM
Capitol Bancorp Limited
Attn: Equity Incentive Plan Administrator
One Business & Trade Center
200 Washington Square North
Lansing, MI 48933
     I will use shares of Capitol Bancorp Limited (the “Company”) common stock I already own to pay the exercise price on the stock options identified on the attached Notice of Exercise. I will not deliver the shares. The Company will subtract the number of shares required to pay the exercise price from the underlying shares I am entitled to receive from the stock option and send me the balance.
     1. I certify that I own                                 shares of Capitol Bancorp Limited common stock (the “Attested Shares”) which I tender to pay part or all of the stock option exercise price. I hold the Attested Shares (check one):

☐	individually. A photocopy of the stock certificate(s) is attached.

☐	jointly as . A photocopy of the stock certificate(s) is attached.

☐	in a brokerage account in the name(s) of . A photocopy of a brokerage statement from the preceding two (2) months showing the Company stock is attached. (Note: Irrelevant information related to other investments may be blocked out.)

2. I certify that (check all that apply):

☐	the Attested Shares are NOT held by a trustee or custodian in an IRA account or any tax deferral plan.

☐	I have owned the Attested Shares for AT LEAST SIX (6) MONTHS and did not acquire them in a stock-for-stock transaction during that six (6) months.

☐	the Attested Shares were originally acquired through an incentive stock option (ISO) exercise and

☐ I have owned shares for AT LEAST ONE (1) YEAR;

☐ I have owned shares for LESS THAN ONE (1) YEAR (Note: Attesting ISO shares held less than one (1) year triggers a disqualifying disposition of the Attested Shares.)

☐	the Attested Shares were purchased through the Capitol Bancorp Limited Employee Stock Ownership Plan (“ESOP”) and:

☐ I have owned shares for AT LEAST EIGHTEEN (18) MONTHS

☐ I have owned shares for LESS THAN EIGHTEEN (18) MONTHS (Note: Attesting ESOP shares held less than eighteen (18) months triggers a disqualifying disposition of the Attested Shares.)

3. Apply toward the option price:

☐	the maximum number of whole shares necessary to pay the aggregate exercise price of my option. I agree to settle any fractional share balance with the Company within two (2) days of the Effective Date via check.

☐	the total number of whole shares represented by this attestation to pay for only part of the exercise price. I agree to settle the remaining balance of the aggregate exercise price by check within one (1) day of the Effective Date.
     Although I will not be required to make actual delivery of the Attested Shares and I will retain full ownership of the Attested Shares, I represent that I (with the consent of the joint owner, if any) have the full power to deliver the Attested Shares to the Company for their benefit.
     By signing, any joint owner consents to the exercise of the stock option(s) using Attested Shares and agrees with any representations made above pursuant to the Attested Shares.